As filed with the Securities and Exchange Commission on March 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0728886
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

500 Cummings Center, Suite 2450

Beverly, Massachusetts 01915

(Address of principal executive offices) (Zip Code)

ATN International, Inc. 2023 Equity Incentive Plan

(Full title of the plan)

Brad W. Martin

President and Chief Executive Officer

ATN International, Inc.

500 Cummings Center, Suite 2450

Beverly, Massachusetts 01915

(Name and address of agent for service)

(978) 619-1300

(Telephone number, including area code, of agent for service)

Copies to:

Laurie A. Cerveny

Alexandra M. Good

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110

Telephone: (617) 341-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Following stockholder approval of the ATN International, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) at the 2023 Annual Meeting of Stockholders of ATN International, Inc. (the “Registrant”), on August 3, 2023, the Registrant filed a Registration Statement on Form S-8 (File No. 333-273644) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offer and sale of 1,432,070 shares of the Registrant’s common stock, par value $0.01 (the “Common Stock”), under the 2023 Plan. Pursuant to its terms, if an award granted under the 2023 Plan or its predecessor plan, the ATN International, Inc. 2008 Equity Incentive Plan, expires, or is terminated, surrendered, cancelled, or forfeited or exchanged without issuance of the shares underlying such award, the shares subject to such award become available again and are returned to the available pool of shares of Common Stock reserved for issuance under the 2023 Plan (such shares, the “Returned Shares”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 by the Registrant to register the offer and sale of 253,531 Returned Shares. The Returned Shares are securities of the same class and relate to the same employee benefit plan for which the Prior Registration Statement was filed and is effective. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein, and the information required by Form S-8 is omitted, except as supplemented by the information set forth below.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the Commission on March 16, 2026);

(b)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 13, 2026; and

(c)	The description of the Common Stock contained in Exhibit 4.1 to the Registrant’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the Commission on April 29, 2020), and including any amendments or reports filed with the SEC for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference herein.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes the signature page hereto and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages hereto).
99.1	ATN International, Inc. 2023 Equity Incentive Plan effective June 6, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12593) filed on June 13, 2023).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, Commonwealth of Massachusetts on this 18th day of March, 2026.

ATN INTERNATIONAL, INC.

By:	/s/ Brad W. Martin
Brad W. Martin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Brad W. Martin and Mary Mabey, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brad W. Martin	Director and Chief Executive Officer (Principal Executive Officer)	March 18, 2026
Brad W. Martin

/s/ Carlos Doglioli	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2026
Carlos Doglioli

/s/ Michael T. Prior	Executive Chairman	March 18, 2026
Michael T. Prior

/s/ Bernard Bulkin	Director	March 18, 2026
Bernard Bulkin

/s/ April V. Henry	Director	March 18, 2026
April V. Henry

/s/ Derek Hudson	Director	March 18, 2026
Derek Hudson

/s/ Patricia Jacobs	Director	March 18, 2026
Patricia Jacobs

/s/ Pamela F. Lenehan	Director	March 18, 2026
Pamela F. Lenehan